UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MAC-GRAY Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Leading Independent Proxy Advisory Firm Glass, Lewis & Co. Recommends Mac-Gray Stockholders Vote for Mac-Gray’s Director Nominees on the White Proxy Card

WALTHAM, MA, April 27, 2009 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced that Glass, Lewis & Co., LLC, a leading independent proxy advisory firm, has recommended that its clients support the two Mac-Gray director nominees — Stewart G. MacDonald and Christopher T. Jenny — by voting for them on the White proxy card.

“We are extremely pleased that a second independent proxy advisory firm, Glass, Lewis & Co., supports the election of both of Mac-Gray’s director nominees,” said Thomas E. Bullock, Chair of Mac-Gray’s Governance & Nominating Committee.  “Glass Lewis believes ‘the board and management have a strategic plan in place to enhance margins and drive earnings growth.’  We strongly urge all Mac-Gray shareholders to vote FOR our highly-qualified director nominees on the WHITE proxy card today via mail, telephone, internet, or at the Company’s Annual Meeting to be held on May 8, 2009.”

Glass, Lewis & Co., LLC is a leading research and professional services firm that assists institutions globally that have investment, financial or reputational exposure to public companies.  In its April 24, 2009 report recommending that Mac-Gray stockholders re-elect the Company’s two Board nominees, Glass, Lewis stated the following:

•                  “In our opinion, the Dissident’s plan does not appear to offer any substantial changes or enhancements to the board’s existing plan. Furthermore, we do not believe the Dissident nominees have the requisite industry or public company board experience required to participate on the Mac-Gray board.”

•                  “We believe that the incumbent directors have the appropriate background and independence to oversee the direction of the Company’s facilities management business and its strategic direction going forward.”

•                  “We note that although EPS has declined, EBITDA margins are widening and the Company has also paid down a substantial level of debt recently. It appears the board’s existing plan is having success.  …We note that the Company reported EBITDA has increased at a compounded average growth rate (“CAGR”) of 21.7% since 2003 and revenue has increased at a CAGR of 19.7%.”

•                  “We note that the Company’s stock has not underperformed on a long term basis….For the one-year period prior to the public notice of the Dissident’s proxy contest (February 19, 2008 through February 19, 2009), the Company’s share price declined by approximately 50.7% versus the S&P 500 Index’s decline of 42.3%.  However, we also note that the Company’s share price increased by approximately 11.5% relative to the S&P 500’s decline of approximately 31.7% since the announcement of the Company’s first acquisition in January 2004 (January 16, 2004 through February 19, 2009).”

Mac-Gray Corporation urges stockholders to follow the Glass Lewis & Co. recommendation by signing, dating and returning the WHITE proxy card today.  For additional information on how to vote their shares, stockholders should contact MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 80,000 laundry rooms located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes Mac-Gray’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing innovative Safe Plug circuitry. MicroFridge® and Maytag products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

LaundryView®, MicroFridge® and Intelligent Laundry® Systems are registered trademarks of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Important Information

In connection with the solicitation of proxies, on April 3, 2009, Mac-Gray Corporation filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2009 Annual Meeting. MAC-GRAY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY MAC-GRAY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov. The Company’s definitive proxy materials are also available for free from Mac-Gray Corporation at http://www.macgray.com/proxy, by writing to Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451, Attention: Secretary, Linda A. Serafini, or by contacting MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Mac-Gray Corporation and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Mac-Gray in connection with the Company’s 2009 Annual Meeting of Stockholders.  Information concerning the interests of participants in the solicitation of proxies is included in the definitive proxy statement filed by Mac-Gray with the SEC on April 3, 2009 in connection with its 2009 Annual Meeting of Stockholders.

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mark Harnett
MacKenzie Partners, Inc.
(800) 322-2885
Email: proxy@mackenziepartners.com